UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

_______________________

Date of Report (Date of earliest event reported):  January 15, 2012

Z TRIM HOLDINGS, INC.
________________________________________________________________________

(Exact name of registrant as specified in its charter)

Illinois                                      001-32134                                                                36-4197173
  (State or other jurisdiction of incorporation)                           (Commission  File Number)                                                (I.R.S. Employer Identification No.)

          1011 Campus Drive, Mundelein, IL                                                                                                         60060
 (Address of principal executive offices)                                                                                                                   (Zip Code)

Registrant’s telephone number, including area code:  (847) 549-6002

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

Between December 22, 2011 and January 15, 2012, holders of Z Trim Holdings, Inc. (the “Company”) Series I 8% Convertible Preferred Stock (“Series I Preferred Stock”) elected to convert an aggregate of  21,800 shares of the Company’s Series I Preferred Stock, plus accrued but unpaid dividends of $17,440 on such shares of Series I Preferred Stock, into an aggregate of 126,440 shares of the Company’s common stock, par value $0.00005 per share (“Common Stock”), pursuant to the terms of the Statement of Resolution Establishing the Series I Preferred Stock.  For each converted share of Series I Preferred Stock, the holder thereof was entitled to receive such number of shares of Common Stock as determined by dividing (x) the Original Series I Issue Price of $5.00 per share plus the amount represented by accrued but unpaid dividends on such share by (y) the Conversion Price of $1.00 applicable to such share.

Between December 22, 2011 and January 15, 2012, the Company also received notice from debt holders electing to convert $1,784,000 of principal balance on outstanding convertible notes (the “Notes”), plus $285,440 of interest accrued thereon, into 2,069,440 shares of the Company’s Common Stock.  This is equivalent to a conversion price of $1.00 per share of Common Stock.  In connection with the shares of Common Stock issued as a result of the foregoing conversion of Notes, 1,508,000 shares were issued to the Company's largest shareholder, Brightline Ventures I, LLC, in exchange for the conversion of $1,300,000 in principal balance on Notes it held, plus $208,000 of interest accrued thereon.

The shares of Common Stock issued as part of the conversion of the Series I Preferred Stock and Notes are being issued pursuant to the effective registration statement on Form S-1 (Registration No. 333-174143).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 18, 2012                                                                Z TRIM HOLDINGS, INC.

(Registrant)

By:           /s/ Steven J. Cohen
Steven J. Cohen
Chief Executive Officer